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                                                                    EXHIBIT 10.2

                         AMENDED 1993 STOCK OPTION PLAN
                                       OF
                            ZEVEX INTERNATIONAL INC.

         ZEVEX INTERNATIONAL, INC., a Nevada corporation (the "Company"), hereby adopts this Amended 1993 Stock Option Plan of ZEVEX INTERNATIONAL, INC. (the "Plan"), which amends and restates the 1993 Incentive Stock Option Plan adopted by the Company on October 28, 1993. Under this Plan, stock, options to acquire stock, and/or stock appreciation rights may be granted from time to time to directors and employees of the Company or its subsidiaries, or others who contribute to the success of the Company, all on the terms and conditions set forth herein.

         1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified employees and directors capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is designed to aid the Company in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth, and to provide such personnel with an incentive to remain employees and/or directors of the Company, to use their best efforts to promote the success of the Company's business and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees or directors of the Company but who are perceived by management as having contributed to the success of the Company or who are important to the continued business and operations of the Company. The above aims will be effectuated through the granting of shares of common stock of the Company (the "Stock"), options ("Options") to purchase shares of the Company's Stock on a favorable basis, and/or stock appreciation or other rights ("SAR's"), subject to the terms and conditions of this Plan. It is intended that the Options issued pursuant to this Plan include, where designated as such at the time of grant, options which qualify as Incentive Stock Options within the meaning of 422 of the Internal Revenue Code or any amendment or successor provision thereto ("Incentive Options"). Further, all stock options issued by the Company under the Company's 1991 Stock Option Plan and the 1996 Non-employee Director's Stock Option Plan (collectively, the "Prior Plans") shall be subject to the terms of the Plan, and the Prior Plans shall become of no further force and effect upon the written consent of each remaining holder of options or other rights issued under the Prior Plans.

         2. Administration of the Plan.

         The Plan shall be administered by the Company's Board of Directors (the "Board") or, in whole or in part, by a committee designated by the Board (the "Administrator"). Such committee (the "Committee") shall consist of not less than two (2) persons, all of whom shall be "nonemployee directors" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Subject to the foregoing, the Board may remove or add members to the Committee and the Board or the remaining members of the Committee shall fill any vacancies that occur. Additionally, the Board may at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. Any director or officer of the Company may from time to time make recommendations to the Board or Committee with respect to individuals to be considered for an award under the Plan and the nature


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and amount of such award. Any award approved by the Board or Committee shall be approved by a majority vote of those members of the Board or Committee, as the case may be, in attendance at a meeting at which a quorum is present or, if the award under consideration is to a member of the Board or Committee, by a majority vote of the members of the Board or Committee in attendance at a meeting at which a quorum is present who are disinterested with respect to the award under consideration.

         The interpretation and construction of the terms of the Plan or any award under the Plan by the Committee or the Board shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award.

         3. Shares of Stock Subject to the Plan. A total of 600,000 shares of Stock may be subject to or issued under awards granted pursuant to the terms of this Plan. Any shares subject to an Option or other right under the Plan, which Option or right for any reason expires or is terminated, or is surrendered unexercised as to such shares, may be reserved for issuance pursuant to future awards under the Plan. If any right to acquire Stock granted under the Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of Stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

         4. Reservation of Stock on Granting of Option. At the time of granting any Option or other right to acquire Stock under the terms of this Plan, there will be reserved for issuance on the exercise of the Option or right the number of shares of Stock of the Company subject to such Option or right. The Company may reserve either authorized but unissued shares or issued shares that have been reacquired by the Company.

         5. Eligibility. Awards under the Plan may be granted to directors, officers, and other employees of the Company or its subsidiaries, as may be existing from time to time, and to other individuals as may be deemed in the best interest of the Company by the Board or Committee. Such awards shall be in the amounts, and shall have the rights and be subject to the restrictions, which are determined by the Board or the Committee in accordance with the provisions of this Plan.

         6. Term of Award and Certain limitations on Right to Exercise Award.

                  (a) Each award shall have the term established by the Board or Committee at the time the award is granted.

                  (b) The term of the award, once it is granted, may be reduced only as provided for in this Plan or in the terms of the award.

                  (c) Unless otherwise specifically provided by the written terms of the award, no holder or his legal representatives, legatees, or distributees, will be, or shall be deemed to be, a holder of any shares subject to an award unless and until the holder exercises his right to acquire Stock and delivers the required consideration to the Company in accordance with the


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terms of this Plan and the provisions of the award. Unless otherwise specifically provided by the written terms of the award, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Stock is acquired by the holder.

                  (d) Awards under the Plan shall vest at such time or times and on such terms as the Board or Committee may determine at the time of the grant of the award.

                  (e) If any award is granted to a directors, officer or employee of the Company and such individual is terminated or resigns from the Company within six (6) months of such award, the unexercised portion of the award shall be null and void, and such individual shall have no further rights thereunder as of the date of such termination or resignation.

                  (f) Awards granted under the Plan shall contain such other provisions as the Board or Committee shall deem advisable, including without limitation (i) further restrictions on the exercise of the award, (ii) provisions regarding exercise of awards following termination or death different that provided in Sections 15 and 16, and
         (iii) provisions regarding the acceleration of vesting of awards upon the occurrence of certain events.

                  (g) In no event may an award be exercised after the expiration of its term.

         7. Payment of Exercise Price. The exercise of any award shall be contingent on receipt by the Company of cash, certified bank check to its order, or other consideration acceptable to the Company; provided that at the discretion of the Board or the Committee, payment may be made in whole or in part in shares of Stock of the Company, which Stock shall be valued at its then fair market value as determined by the Board or Committee, the surrender or cancellation of other rights to Stock of the Company, or the surrender or cancellation of tandem rights granted with the award. Any consideration approved by the Company that calls for the payment of the exercise price over a period of more than one (1) year shall provide for interest, which shall be included as part of the exercise price, that is equal to or exceeds the imputed interest provided for in Internal Revenue Code Section 483 or any amendment or successor section of like tenor.

         8. Withholding. If the grant or exercise of an award pursuant to this Plan is subject to withholding or other trust fund payment requirements of the Internal Revenue Code or applicable state or local laws, such requirements may, to the extent permitted by the terms of the award and the then governing provisions of the Internal Revenue Code, be met by the holder of the award delivering shares of Stock or canceling options or other rights to acquire Stock or by the Company withholding shares of Stock subject to the option, all with a fair market value equal to such requirements.

         9. Incentive Options. In addition to the other restrictions and provisions of this Plan and any award under this Plan, any option granted that is intended to be an Incentive Option shall meet the following further requirements:

                  (a) The exercise price of an Incentive Option shall not be less than the fair



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         market value of the Stock on the date the Incentive Option is granted as determined by the Board or Committee and permitted by the applicable provisions of the Internal Revenue Code.

                  (b) No Incentive Option may be granted under the Plan to any employee that owns (either of record or beneficially) Stock possessing more than ten percent (10%) of the combined voting power of the Company or any parent or subsidiary corporation unless both the exercise price is at least one hundred and ten percent (110%) of the fair market value of the Stock on the date the Option is granted and the Incentive Option by its terms is not exercisable more than five (5) years after the date it is granted.

                  (c) Incentive Options may be granted only to employees of the Company or its subsidiaries, and only in connection with the employee's employment by the Company or the subsidiary. Notwithstanding the above, directors may be granted Incentive Options under the Plan, subject to, and to the extent permitted by, applicable tax statutes and regulations.

                  (d) The aggregate fair market value (determined as of the date the Incentive Option is granted) of the shares of Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (and all other Plans of the Company and its subsidiaries) may not exceed $100,000.00.

                  (e) No Incentive Option shall be transferable other than by will or the laws of descent distribution, and shall be exercisable during the lifetime of the optionee, only by the optionee to whom the Incentive Option is granted.

                  (f) No stock appreciation rights or other rights can be granted in tandem with an Incentive Option.

                  (g) Any employee acquiring shares of Stock pursuant to any Incentive Option granted under this Plan shall not sell, transfer or otherwise convey the Stock until after the date that is both two (2) years from the date the Incentive Option was granted and one (1) year from the date the Stock was acquired by the Employee pursuant to the exercise of the Incentive Option. If any employee makes a disqualifying disposition, he shall notify the Company within thirty (30) days of such transaction.

                  (h) No Incentive Option may be exercised unless the optionee was, within three (3) months of such exercise, and had been since the date the Incentive Option was granted, an eligible employee of the Company as specified in the applicable



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         provisions of the Internal Revenue Code, unless the optionee dies during such three (3) month period; provided an Incentive Option may be exercised by any optionee who ceases employment due to a disability as defined in Internal Revenue Code 22(e)(3), or any amendment to that section or any successor section of like tenor, within twelve (12) months of such termination. An authorized absence or leave approved by the Board or Committee shall not be considered an interruption of employment for any purpose under the Plan.

                  (i) All Incentive Options shall be deemed to contain such other limitations and restrictions as are necessary to conform the Incentive Option to the requirements for "incentive stock options" as defined in Section 422 of the Internal Revenue Code, or any amendment or successor statute of like tenor.

                  (j) All of the foregoing restrictions and limitations are based on the governing provisions of the Internal Revenue Code as of the date of adoption of this Plan. If at any time the Internal Revenue Code is amended to permit the qualification of an Option as an incentive stock option without one or more of the foregoing restrictions or limitations or the terms of such restriction or limitation are modified, the Board or Committee may issue Incentive Options, and may modify existing Incentive Options in accordance with the amendments to the Internal Revenue Code, all to the extent that such action by the Board or Committee does not disqualify the Incentive Options from treatment as incentive stock options under the provisions of the Internal Revenue Code.

         10. Stock Appreciation Rights and Other Tandem Rights. The Board or Committee, at the time of granting any award under the terms of this Plan, shall have the authority to grant stock appreciation rights or other tandem rights with respect to all or some of the shares of Stock covered by such award pursuant to which the holder shall have the right to surrender all or part of such award and thereby exercise the tandem rights; provided, however, that the holder shall not have such right to surrender and obtain payment during the first six (6) months of the term of the award, except in the event of death or disability of the holder during such six (6) month period. Any payment under the terms of the tandem rights may be made by the Company, at the discretion of the Board or Committee as set forth in the written award, in Stock (at its fair market value on the date of the notice of exercise, as determined by the Board or Committee) or in cash, or partly in such Stock and partly in cash, as the Board or Committee may determine. Any stock appreciation rights or other tandem rights granted under the terms of this section may be exercised only when, and only to the extent that, the holder is entitled to exercise all or a portion of the underlying award. The terms of any Stock appreciation or other rights granted shall, within the provisions of this Plan, be established by the Board or Committee at the time of the grant, and any rights created thereby can only be transferred in connection with the transfer of the underlying award. Stock appreciation rights may only be exercised at a time when the fair



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market value of the Stock subject to the award exceeds the exercise price of the award.

         11. Dilution or Other Adjustment. In the event that shares of Stock of the Company from time to time issued and outstanding are increased pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered and the number of shares of stock reserved for the purposes of the Plan shall be increased by the same proportion. In the event that the shares of Stock of the Company from time to time issued and outstanding are reduced by a combination or consolidation of shares, the number of shares of Stock then covered by each outstanding Option granted hereunder shall be reduced proportionately, with no reduction in the total purchase price of the shares then so covered and the number of shares of Stock reserved for the purposes of the Plan shall be reduced by the same proportion. In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the Internal Revenue Code or a similar section, then the total purchase price of the Stock then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Stock of the Company, immediately following the distribution, bears to the aggregate of the market value at such time of a share of the Stock of the Company and the stock distributed in respect thereof. In the event that the Company distributes the stock of a subsidiary to its shareholders, makes a distribution of a major portion of its assets, or otherwise distributes a significant portion of the value of its issued and outstanding Stock to its shareholders, the number of shares then subject to each outstanding award and the Plan may be adjusted, in the discretion of the Board. All such adjustments shall be made by the Board, whose determination upon the same shall be final and binding on all participants under the Plan. No fractional share shall be issued, and any fractional shares resulting from the computations pursuant to this section shall be eliminated from the respective award. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Stock or other securities.

         12. Awards to Foreign Nationals. The Board or Committee may, in order to fulfill the purposes of this Plan and without amending the Plan, grant awards to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the awards made to United States residents, in order to recognize differences amongst the countries in law, tax policy, and custom. Such awards shall be made in an attempt to provide such individuals with essentially the same benefits as contemplated by an award to United States residents under the terms of this Plan.

         13. Assignment. No award granted under this Plan shall be transferable other


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than to a family member, a trust for the benefit of the holder or a family member, a charity, or by will or the laws of descent and distribution. If any award is transferred in accordance with the provisions of this section, it cannot thereafter be transferred by the new holder, except to reconvey it to the original holder. Except as permitted by the foregoing, each award granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise, and shall not be subject to execution, attachment, or similar process. On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the award, or of any right or privilege conferred thereby, contrary to the provisions hereof, or on the levy of any attachment or similar process on such rights and privileges, the award and such rights and privileges shall immediately become null and void.

         14. Stock Transfer Restrictions. All stock issued pursuant to the Plan will be "restricted" securities as defined in Rule 144 of the Securities Act of 1933, as amended, registration statements under said Act or pursuant to an exemption therefrom. All certificates evidencing shares covered by an Option and any securities issued or placed or exchanged therefor, shall bear a restrictive legend to such effect. The Company shall be under no obligation to register or assist any Optionee in registering either the Options or the Stock issuable upon exercise of the Option under the Federal Securities laws or any state securities laws.

         15. Effect of Termination of Employment. In the event that any holder is terminated or resigns from his position with the Company or a subsidiary within six (6) months of the grant of an award, any unexercised portion of such award shall immediately become null and void, and such holder shall have no further rights thereunder. In the event that any officer, director, or employee of the Company or a subsidiary is terminated at any time for, in the determination of the Board, materially breaching the terms of his employment, gross negligence in the performance of his duties, substantial failure to meet written standards established by the Company for the performance of his duties, criminal misconduct, or willful or gross misconduct in the performance of his duties, the Board may cancel any and all rights such individual may have in the unexercised portion of any award held at the time of termination. Except as provided above, the Stock Option may be exercised within three (3) months of termination; provided, however, that the Stock Option may be exercised by the Optionee for twelve (12) months following termination or cessation of employment if termination is due to a disability as defined in Internal Revenue Code 22(e)(3) or any amendment to that section or any successor section of like tenor. The Board or Committee may establish any other restriction on the exercise of award subsequent to the termination or resignation of any individual that it deems appropriate at the time of the grant of the award.

         16. Death of Optionee. The Stock Options granted under the Plan shall be exercisable during the Employee's lifetime and until the expiration of twelve
(12) months



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after the Employee's death, subject to the ten-year limitation described herein.

         17. Listing and Registration of Shares. Each award shall be subject to the requirement that if at any time the Board shall determine, in its sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such award or the issuance or purchase of shares thereunder, such award may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         18. Expiration and Termination of the Plan. The Plan may be abandoned or terminated at any time by the Board except with respect to any awards then outstanding under the Plan. No Incentive Option shall be granted pursuant to the Plan after the earlier of (i) ten (10) years after the date the Plan is adopted by the Board; or (ii) ten (10) years after the date the Plan is approved by the shareholders of the Company.

         19. Form of Awards. Awards granted under the Plan shall be represented by a written agreement which shall be executed by the Company and the holder, and which shall contain such terms and conditions as may be determined by the Board or Committee and permitted under the terms of this Plan. Option agreements evidencing Incentive Options shall contain such terms and conditions, among others, as may be necessary, in the opinion of the Board or Committee, to qualify them as Incentive Stock Options under Internal Revenue Code 422 or any amendment or successor statute of like tenor.

         20. Amendment of the Plan. The Board may at any time, and from time to time, modify and amend the Plan in any respect; provided, however, that no such amendment shall, without the approval of the shareholders, cause the Plan to no longer comply with the applicable provisions of the Internal Revenue Code with respect to Incentive Options.

         21. Continuing Compliance with Applicable Law. Notwithstanding any provision to the contrary contained herein, the Plan shall be deemed to be automatically amended as is necessary with respect to the issuance of Incentive Options to maintain the Plan in compliance with the provisions of Section 422 of the Internal Revenue Code, and regulations promulgated hereunder from time to time, or any amendment or successor statute thereto.



         DATED this 1st day of October, 1997.
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         ZEVEX INTERNATIONAL, INC.,
         a Nevada corporation

         By
           -----------------------------------------
            Phillip McStotts, Secretary



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                     CERTIFICATE OF ADOPTION BY SHAREHOLDERS

         THE UNDERSIGNED, Phillip McStotts, Secretary of the Corporation, hereby certifies that the foregoing Amended 1993 Stock Option Plan was approved by the Corporation's shareholders by written consent effective as of __________________________, 1997.


                                          --------------------------------------
                                          Phillip McStotts, Secretary